Exhibit 4.4

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by and among

MONITRONICS ESCROW CORPORATION,

MONITRONICS INTERNATIONAL, INC.

and the Guarantors listed on the signature page hereto

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

CITIGROUP GLOBAL MARKETS INC.

CREDIT SUISSE SECURITIES (USA) LLC

U.S. BANCORP INVESTMENTS, INC.

Dated as of July 17, 2013

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of July 17, 2013, by and among Monitronics Escrow Corporation, a Texas corporation (the “Escrow Corporation”), and a wholly-owned subsidiary of Ascent Capital Group, Inc. (“Parent”), the direct parent of Monitronics International, Inc., a Texas corporation (the “Company”), the Guarantors listed on the signature page hereto (collectively, the “Initial Guarantors”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and U.S. Bancorp Investments, Inc. (collectively, the “Initial Purchasers”), each of whom has agreed to purchase, pursuant to the Purchase Agreement (as defined below), the Company’s 9.125% Senior Notes due 2020 (the “Initial Notes”) fully and unconditionally guaranteed upon consummation of the Escrow Corporation Assumption (as defined in the Purchase Agreement) by the Initial Guarantors.  The Initial Notes and the Guarantees (as defined in the Indenture (as defined below)) attached thereto are herein collectively referred to as the “Initial Securities.”

This Agreement is made pursuant to the Purchase Agreement, dated July 11, 2013 (the “Purchase Agreement”), among the Escrow Corporation, the Initial Guarantors, the Company and the Initial Purchasers (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Initial Securities, including the Initial Purchasers.  Pursuant to the Purchase Agreement, upon the Escrow Corporation Assumption, the Company will assume the rights and obligations of the Escrow Corporation as the successor obligor under the Securities and the Securities will be guaranteed on a senior unsecured basis by each of the Guarantors.  In order to induce the Initial Purchasers to purchase the Initial Securities, the Company has agreed to provide the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(f) of the Purchase Agreement.

The parties hereby agree as follows:

SECTION 1.         Definitions.  As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Guarantor:  Any entity that executes a Guarantee under the Indenture after the date of this Agreement.

Additional Interest Payment Date:  With respect to the Initial Securities, each Interest Payment Date.

Assumption Date:  The date on which the Escrow Corporation Assumption (as defined in the Purchase Agreement) is consummated.

Broker-Dealer:  Any broker or dealer registered under the Exchange Act.

Business Day:  Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

Closing Date:  The date of this Agreement.

Commission:  The Securities and Exchange Commission.

Consummate:  A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Initial Securities that were tendered by Holders thereof pursuant to the Exchange Offer.

Effectiveness Target Date:  As defined in Section 5 hereof.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Exchange Offer:  The registration by the Company under the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

Exchange Offer Registration Statement:  The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exchange Securities:  (i) The 9.125% Senior Notes due 2020, of the same series under the Indenture as the Initial Securities, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement and (ii) the Existing Exchange Securities.

Existing Exchange Securities:  The 9.125% Senior Notes due 2020 and the Guarantees attached thereto, of the same series under the Indenture as the Existing Securities without restrictive legends or transfer restrictions, that were issued to Holders in exchange for Transfer Restricted Securities pursuant to the Existing Registration Rights Agreement.

Existing Registration Rights Agreement:  The Registration Rights Agreement, dated as of March 23, 2012, by and among the Company, the Initial Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers thereof.

Existing Securities:  The $410,000,000 aggregate principal amount of 9.125% Senior Notes due 2020 and the Guarantees attached thereto, issued by the Company on March 23, 2012, under the Indenture, of which $410,000,000 million principal amount remain outstanding as of the date hereof.

FINRA:  Financial Industry Regulatory Authority.

Guarantors:  The Initial Guarantors, any Additional Guarantors and any Guarantor’s successor that Guarantees the Securities.

Holders:  As defined in Section 2(b) hereof.

Indemnified Holder:  As defined in Section 8(a) hereof.

Indenture:  The Indenture, dated as of March 23, 2012, by and among the Company, the Initial Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Supplemental

Indenture, pursuant to which the Securities are to be deemed issued upon consummation of the Escrow Corporation Assumption, as further amended or supplemented from time to time in accordance with the terms thereof.

Initial Purchasers:  As defined in the preamble hereto.

Initial Notes:  As defined in the preamble hereto.

Initial Placement:  The issuance and sale by the Company of the Initial Securities to the Initial Purchasers pursuant to the Purchase Agreement.

Initial Securities:  As defined in the preamble hereto.

Interest Payment Date:  As defined in the Indenture and the Securities.

Person:  An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus:  The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Registration Default:  As defined in Section 5 hereof.

Registration Statement:  Any registration statement of the Company relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Securities:  The Initial Securities and Exchange Securities.

Securities Act:  The Securities Act of 1933, as amended.

Shelf Filing Deadline:  As defined in Section 4(a) hereof.

Shelf Registration Statement:  As defined in Section 4(a) hereof.

Supplemental Indenture:  The Supplemental Indenture, to be dated as of the Assumption Date, by and among the Company, the Guarantors and the Trustee.

Transfer Restricted Securities:  Each Initial Security, until the earliest to occur of (a) the date on which such Initial Security is exchanged in the Exchange Offer for an Exchange Security entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, or the date on which such Initial Security could have been exchanged in the Exchange Offer for an Exchange Security as described in this clause (a) but for such Holder failing to exchange, or electing not to exchange, its Initial Security in the Exchange Offer, (b) the date on which the offer and resale of such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which an Exchange Security exchanged for such Initial Security in the Exchange Offer is distributed to the public by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein), and (d) the date on which such Initial Security ceases to be outstanding (including, without limitation, by reason of the consummation of the special mandatory redemption described in the Purchase Agreement, if applicable).

Trust Indenture Act:  The Trust Indenture Act of 1939, as amended.

Underwritten Registration or Underwritten Offering:  A registration on a Shelf Registration Statement in which Initial Securities that are Transfer Restricted Securities are sold by a Holder to an underwriter for reoffering to the public.

SECTION 2.         Securities Subject to this Agreement.

(a)           Transfer Restricted Securities.  The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b)           Holders of Transfer Restricted Securities.  A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3.         Registered Exchange Offer.

(a)           Unless the Exchange Offer shall not be permissible under applicable law or Commission policy as reasonably determined by the Company, each of the Company and the Guarantors shall (i) cause to be filed with the Commission within 210 days after the Closing Date (or if such 210th day is not a Business Day, the next succeeding Business Day), a Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer, (ii) cause such Registration Statement to become effective within 270 days after the Closing Date (or if such 270th day is not a Business Day, the next succeeding Business Day), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, file a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act, and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Offer and the exchange of Exchange Securities for the Initial Securities and to permit resales of Exchange  Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b)           The Company and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and to keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days after the date notice of the Exchange Offer is mailed to the Holders. Subject to Section 4(a)(x), no securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement.  The Company shall cause the Exchange Offer to be Consummated within 315 days after the Closing Date (or if such 315th day is not a Business Day, the next succeeding Business Day).

(c)           The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Securities that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company) (a “Covered Broker-Dealer”), may exchange such Initial Securities pursuant to the Exchange Offer; however,  a Covered Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement.  Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Securities or Exchange Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

If the Company and the Guarantors are notified by any Covered Broker-Dealer that such Broker-Dealer will be required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Covered Broker-Dealer in the Exchange Offer, then each of the Company and the Guarantors shall keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of the Exchange Securities so acquired by such Covered Broker-Dealer and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 120 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which such Covered  Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Company shall provide sufficient copies of the latest version of such Prospectus to such Covered Broker-Dealers promptly upon request at any time during such 120-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4.         Shelf Registration.

(a)           Shelf Registration.  If (i) the Company is not able to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy as reasonably determined by the Company, (ii) for any reason the Exchange Offer is not Consummated within 315 days after the Closing Date (or if such 315th day is not a Business Day, the next succeeding Business Day), or (iii) with respect to any Holder (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Initial Securities acquired directly from the Company, then, (I), in the case of clause (i) or (ii) above, the Company and the Guarantors shall and (II) , in the case of clause (iii), the Company and the Guarantors upon such Holder’s request shall:

(x)           file a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”), promptly and in any event within 20 Business Days after (A) in the case of clause (i) or (ii) above, determining that an event described in either such clause has occurred or (B) in the case of clause (iii) above, receipt by the Company and the Guarantors of such Holder’s written request (such date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Initial Securities that are Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

(y)           cause such Shelf Registration Statement to be declared effective by the Commission on or before the 90th day after the Shelf Filing Deadline (or if such 90th day is not a Business Day, the next succeeding Business Day).

Each of the Company and the Guarantors shall keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities by the Holders entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time until the earliest of (i) one year following the Closing Date, (ii) the date when all the Initial Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or (ii) the date upon which all of the Initial Securities covered by such Shelf Registration Statement become eligible for resale, without regard to volume, manner of sale or other restrictions, pursuant to Rule 144.

(b)           Provision by Holders of Certain Information in Connection with the Shelf Registration Statement.  No Holder may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein.  Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5.         Additional Interest.  If (i) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the “Effectiveness Target Date”), (iii) the Exchange Offer has not been Consummated within the period required by this Agreement after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose during any period in which such Registration Statement is required to remain effective or be usable pursuant to this Agreement without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iv), a “Registration Default”), the Company hereby agrees that the interest rate borne by the Transfer Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed, in the aggregate, 1.00% per annum.  Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.

All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall cease, and the interest rate borne by the relevant security will be reduced to the original interest rate borne by the Initial Securities.

SECTION 6.         Registration Procedures.

(a)           Exchange Offer Registration Statement.  In connection with the Exchange Offer, the Company and the Guarantors shall comply with all of the provisions of Section 6(c) hereof, shall effect such exchange so as to permit the Transfer Restricted Securities to be  sold in accordance with the intended method or methods of distribution thereof as set forth in the Exchange Offer Registration Statement, and shall comply with all of the following provisions:

(i)            If in the opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, each of the Company and the Guarantors hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for the Initial Securities.  Each of the Company and the Guarantors hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action, or incur any delay that might reasonably be expected to result in a Registration Default, to effect a change of Commission policy.  Each of the Company and the Guarantors hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission (subject to the preceding sentence).

(ii)           As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business.  In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company’s preparations for the Exchange Offer.  Each Holder, by participating in the Exchange Offer, shall be deemed to have  acknowledged and agreed that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Company.

(b)           Shelf Registration Statement.  In connection with the Shelf Registration Statement, each of the Company and the Guarantors shall comply with all the provisions of Section 6(c) hereof and effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Company and the Guarantors will as prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

(c)           General Provisions.  In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Securities by Broker-Dealers), each of the Company and the Guarantors shall:

(i)            keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors) for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii)           prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold or are no longer Transfer Restricted Securities; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii)          advise the selling Holders that have notified the Company and the Guarantors of their contact information, any underwriters for such selling Holders (in the case of an Underwritten Offering) and the Initial Purchasers on behalf of any selling Holders who have not so notified the Company and the Guarantors of their contact information, promptly and, if requested by any such Person, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration

Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, each of the Company and the Guarantors shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv)          furnish without charge to each of the Initial Purchasers and each selling Holder named in any Registration Statement, and, in the case of an Underwritten Offering, each of the underwriter(s), if any, before filing with the Commission, copies of  such Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement that specifically reference the sale or resale of Transfer Restricted Securities under the Registration Statement (“Covered Incorporated Documents”)), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period).  The objection of a Holder or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(v)           promptly prior to the filing of any Covered Incorporated Document, provide copies of such document to the Initial Purchasers, each selling Holder named in any Registration Statement, and, in the case of any Underwritten Offering, to the underwriter(s), if any, make the Company’s and the Guarantors’ representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

(vi)          in the case of a Shelf Registration Statement, make available at reasonable times for inspection by the Initial Purchasers, the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), such financial and other records, pertinent corporate documents and properties of each of the Company and the Guarantors, and cause the Company’s and the Guarantors’ officers and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness as is customary for similar due diligence examinations;

(vii)         in the case of a Shelf Registration Statement, if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in such Registration Statement or the related Prospectus, or file  a supplement or post-effective amendment, if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii)        furnish to each Initial Purchaser, each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(ix)          in the case of (i) a Shelf Registration Statement or (ii) an Exchange Offer Registration Statement involving a Covered Broker-Dealer,  deliver to each selling Holder,  each of the underwriter(s), if any, and each Covered Broker-Dealer, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; and each of the Company and the Guarantors hereby consents to the use of the Prospectus and any amendment or supplement thereto (prepared by the Company and the Guarantors) by each of such Persons, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(x)           enter into such agreements (including, in the case of an Underwritten Offering,  an underwriting agreement in form customary for similar offerings, it being understood that the Company shall not be responsible for any compensation, fees or expenses of any underwriter), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Holder of Transfer Restricted Securities or, in the case of an Underwritten Offering, any underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement.  In the case of a Shelf Registration Statement, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, each of the Company and the Guarantors shall:

(A)          furnish to each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in secondary underwritten offerings, upon the date of the effectiveness of the Shelf Registration Statement:

(1)           a certificate, dated the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Company, confirming, as of the date thereof, the matters set forth in paragraphs (i), (ii) and (iii) of Section 5(e) of the Purchase Agreement and such other matters as such parties may reasonably request;

(2)           an opinion, dated the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Guarantors, covering the matters set forth in Section 5(c) of the Purchase Agreement and such other matter as such parties may reasonably request, and in any event including a statement to the effect set forth in the last paragraph of Exhibit B to the Purchase Agreement (substituting “Shelf Registration Statement” for “Pricing Disclosure Package” and “Final Offering Memorandum”; and

(3)           a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Company’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with comparable underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered for similar purposes;

(B)          set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C)          deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(x)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or any of the Guarantors pursuant to this Section 6(c)(x), if any.

If at any time the representations and warranties of the Company and the Guarantors contemplated in Section 6(c)(x)(A)(1) hereof cease to be true and correct, the Company or the Guarantors shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(xi)          so long as any Transfer Restricted Securities remain outstanding, cause each Additional Guarantor upon the creation or acquisition by the Company of such Additional Guarantor, to execute a counterpart to this Agreement in the form attached hereto as Annex A and to deliver such counterpart to the Initial Purchasers no later than five Business Days following the execution thereof;

(xii)         prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that neither the Company nor the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xiii)        shall issue, upon the request of any Holder of Initial Securities covered by the Shelf Registration Statement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Initial Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Initial Securities held by such Holder shall be surrendered to the Company for cancellation;

(xiv)        cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriter(s);

(xv)         if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xvi)        provide a CUSIP number for all Exchange Securities and Initial Securities that are no longer Transfer Restricted Securities not later than the effective date of the first Registration Statement covering either such securities and provide the Trustee under the Indenture with printed certificates for such securities which are in a form eligible for deposit with the Depository Trust Company and take all other action necessary to ensure that all such securities are eligible for deposit with the Depository Trust Company and use commercially reasonable efforts to cause such unrestricted CUSIP number to be the same as that of the Existing Exchange Securities;

(xvii)       cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA;

(xviii)      otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering; and

(xix)        cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and request the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.  If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice.  In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Additional

Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Company’s option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5 hereof.

SECTION 7.         Registration Expenses.

(a)           All expenses incident to the Company’s and the Guarantor’s performance of or compliance with this Agreement will be borne by the Company and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by an Initial Purchaser or Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” (other than the fees and expenses of its counsel) that may be required by the rules and regulations of FINRA)) with respect to the filing of any Registration Statement under the Securities Act; (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 7(b) hereof, the Holders of Transfer Restricted Securities; and (v) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

Each of the Company and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

(b)           In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors, jointly and severally, will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Cahill Gordon & Reindel LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8.         Indemnification.

(a)           The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission (A) that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by or on behalf of any of the Holders expressly for use therein, or (B) that is included in a  Registration Statement or Prospectus (or any amendment or supplement thereto), or document incorporated by reference therein, which is used, relied upon or disseminated by any Holder or any underwriter for such Holder following the delivery of a notice by the Company to such Holder or any such underwriter pursuant to Section 6(c)(iii)(B), (C) or (D). This indemnity agreement shall be in addition to any liability which the Company or any of the Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Guarantors, (i) such Indemnified Holders (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Guarantors in writing, provided, however, that the failure to give such notice shall not relieve any of the Company or the Guarantors of its obligations pursuant to this Agreement except to the extent that the Company and the Guarantors have been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses), and (ii) the Company and the Guarantors will be entitled to participate in and, by written notice delivered to the Indemnified Holders promptly after receiving the aforesaid notice from such Indemnified Holders, to assume the defense thereof with counsel reasonably satisfactory to a majority of such Indemnified Holders; provided, however, if the defendants in any such action include Indemnified Holders and the Company and the Guarantors, and the Indemnified Holders shall have reasonably concluded that a conflict may arise between the positions of the Company and the Guarantors, on the one hand, and the Indemnified Holders, on the other hand, in conducting the defense of any such action or that there may be legal defenses available to any Indemnified Holder which are different from or additional to those available to the Company and the Guarantors, the Indemnified Holders shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Holders; provided, however that the Company and the Guarantors shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by a majority of the Indemnified Holders.

Upon receipt of notice from the Company and the Guarantors to such Indemnified Holder of the Company’s and the Guarantors’ election to so assume the defense of such action and requisite approval by the Indemnified Holders of counsel, the Company and the Guarantors will not be liable to such Indemnified Holders under this Section 8 for any legal or other expenses subsequently incurred by such Indemnified Holders in connection with the defense thereof unless the Indemnified Holders shall have employed separate counsel in accordance with the foregoing (it being understood, however, that the Company and the Guarantors shall not be liable for the expenses of more than one separate counsel (together with local counsel (to the extent required in each jurisdiction)).

The Company and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Company’s and the Guarantors’ prior written consent, which consent shall not be withheld unreasonably, and each of the Company and the Guarantors agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company and the Guarantors.  The Company and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

(b)           Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors and their respective directors, officers of the Company and the Guarantors who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or any of the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person (each a “Company Indemnified Person”), to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with respect to any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Company Indemnified Person), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with (A) information relating to such Holder furnished in writing by or behalf of such Holder expressly for use in any Registration Statement or Prospectus (or any amendment or supplement thereto), or (B) the use, reliance or dissemination by such Holder or any underwriter for such Holder of a Registration Statement or Prospectus (or any amendment or supplement thereto), or any document incorporated by reference therein, which was the subject of  a notice delivered by the Company to such Holder or any such underwriter pursuant to Section 6(c)(iii)(B), (C) or (D).  In case any action or proceeding shall be brought against any Company Indemnified Person  in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Guarantors, and the Company Indemnified Persons shall have the rights and duties given to each Indemnified Holder, by Section 8(a).

(c)           If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Company and the Guarantors shall be deemed to be equal to the total gross proceeds to the Company and the Guarantors from the Initial Placement), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Company and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Guarantors, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Initial Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Securities held by each of the Holders hereunder and not joint.

SECTION 9.         Rule 144A.  Each of the Company and the Guarantors hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.

SECTION 10.       Participation in Underwritten Registrations.  No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11.       Selection of Underwriters.  The Holders covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering.  In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such Underwritten Offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) shall be subject to the approval of the Company.

SECTION 12.       Termination.  Upon the consummation of the special mandatory redemption described in the Purchase Agreement, if applicable, this Agreement shall automatically terminate and shall be of no further force or effect without any further action.

SECTION 13.       Miscellaneous.

(a)          Remedies.  Each of the Company and the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate; provided, that the payment of Additional Interest by the Company in accordance with Section 5 shall be the sole remedy for any Registration Default .

(b)                                 No Inconsistent Agreements.  Each of the Company and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except for the Existing Registration Rights Agreement, neither the Company nor any of the Guarantors has previously entered into any agreement granting any registration rights with respect to its securities to any Person.  Except for the Existing Registration Rights Agreement, the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s or any of the Guarantors’ securities under any agreement in effect on the date hereof.

(c)                                  Adjustments Affecting the Securities.  The Company will not take any action, or permit any change to occur, with respect to the Initial Securities or the Exchange Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(d)                                 Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has (i) in the case of Section 5 hereof and this Section 13(d)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Company or its Affiliates).  Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e)                                  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i)                                     if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii)                                  if to the Company or Escrow Corporation:

Monitronics International, Inc.

2350 Valley View Lane #100

Dallas, Texas  75324

Facsimile: (972) 919-1985

Attention:  Michael R. Meyers

with a copy to:

Ascent Capital Group, Inc.

5251 DTC Parkway, Suite 1000

Greenwood Village, CO  80111

Facsimile: (303) 352-2039

Attention: William E. Niles

and

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, New York  10112

Facsimile:  (212) 259-2503

Attention:  Renee L. Wilm

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f)                                   Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(g)                                  Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)                                 Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)                                     Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

(j)                                    Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)                                 Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MONITRONICS ESCROW CORPORATION

By:	/s/ Michael R. Meyers
	Name:	Michael R. Meyers
	Title:	Senior Vice President and Chief Financial Officer

MONITRONICS INTERNATIONAL, INC.

By:	/s/ Michael R. Meyers
	Name:	Michael R. Meyers
	Title:	Senior Vice President and
Chief Financial Officer

MONITRONICS CANADA, INC.
MI FUNDING GP, LLC
MI FUNDING LP, LLC
MI FUNDING HC, LLC
MI SERVICER GP, LLC
MI SERVICER LP, LLC
MI SERVICER HC, LLC
MIBU SERVICER INC.
PLATINUM SECURITY SOLUTIONS, INC.

By:	/s/ Michael R. Meyers
	Name:	Michael R. Meyers
	Title:	Vice President

MONITRONICS FUNDING LP

By:	MI Funding GP, LLC, general partner

By:	/s/ Michael R. Meyers
	Name:	Michael R. Meyers
	Title:	Vice President

MONITRONICS SECURITY LP

By:	MI Servicer GP, LLC, general partner

By:	/s/ Michael R. Meyers
	Name:	Michael R. Meyers
	Title:	Vice President

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

CITIGROUP GLOBAL MARKETS INC.

CREDIT SUISSE SECURITIES (USA) LLC

U.S. BANCORP INVESTMENTS, INC.

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Daniel Kelly
Name: Daniel Kelly
Title: Managing Director

Annex A

Counterpart to Registration Rights Agreement

The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor (as defined in the Registration Rights Agreement, dated July 17, 2013, by and among Monitronics Escrow Corporation, Monitronics International, Inc., the Guarantors listed on the signature page hereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of itself and the other Initial Purchasers) to be bound by the terms and provisions of such Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this counterpart as of [          ], 20[  ].

[GUARANTOR]

By:
Name:
Title: